UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
November 6, 2009

All State Properties Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

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(State or Other Jurisdiction of Incorporation)

000-12895                                      32-0252180

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(Commission File Number)     (IRS Employer Identification No.)

6465 N. Quail Hollow Rd., Ste. 200,

Memphis, TN  38120-1417
(Address of Principal Executive Offices) (Zip Code)

(901) 271-3779
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective November 6, 2009, the client auditor relationship between All State Properties Holdings, Inc. (the "Company") and Seale and Beers, CPAs ("S&B") was terminated as S&B was dismissed as the Company’s independent registered accounting firm and replaced by M&K CPAS, PLLC ("M&K"). Effective November 6, 2009, the Company engaged M&K as its principal independent public accountant for the years ended June 30, 2008 and 2009. The decision to change accountants was recommended, approved and ratified by the Company's Board of Directors effective November 6, 2009.

S&B did not provide any reports on the financial statements of the Company, and neither S&B nor prior accountants, Moore & Associates Chartered issued statementscontained any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than the inclusion of an explanatory paragraph discussing the Company’s ability to continue as a going concern.

During the years ended June 30, 2009 and 2008, and any subsequent interim periods through the date the relationship with S&B ceased, there were no disagreements between S&B and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of S&B would have caused S&B to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended June 30, 2009 and 2008, and any subsequent interim periods through the date the relationship with S&B ceased.

The Company has authorized S&B to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that S&B review the disclosure and S&B has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

The Company has not previously consulted with M&K regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended June 30, 2009 and 2008 respectively, and any later interim period, including the interim period up to and including the date the relationship with S&B ceased. M&K has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). M&K did not furnish a letter to the Commission.

The registrant has requested that S&B furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We are unable to obtain an Exhibit 16 letter from S&B at this time.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009 By: /s/ E. Robert Gates Name: E. Robert Gates Title: Chairman and Chief Executive Officer